                                                                   Exhibit 10.33

                               INDEMNITY AGREEMENT

      This INDEMNITY AGREEMENT (this "Agreement") is effective as of July 31, 2002, and is by and among WH HOLDINGS (CAYMAN ISLANDS) LTD. (the "Company") and WH ACQUISITION CORP. ("WH Acquisition", and, together with the Company, the "Indemnifying Parties"), and WHITNEY & CO., LLC, WHITNEY V, L.P., WHITNEY STRATEGIC PARTNERS V, L.P., GGC ADMINISTRATION, L.L.C., GOLDEN GATE PRIVATE EQUITY, INC., CCG INVESTMENTS (BVI), L.P., CCG ASSOCIATES-AI, LLC, CCG INVESTMENT FUND-AI, LP, CCG AV, LLC-SERIES C, CCG AV, LLC-SERIES E, CCG ASSOCIATES-QP, LLC and WH INVESTMENTS LTD. (collectively, the "Indemnified Parties").

      WHEREAS, certain of the Indemnified Parties have entered into a Share Purchase Agreement with the Company dated as of the date hereof (the "Purchase Agreement"), pursuant to which such Indemnified Parties will purchase equity securities from the Company;

      WHEREAS, the proceeds from the sale of such securities will be used by the Company in connection with the merger (the "Merger") of WH Acquisition with and into Herbalife International, Inc. ("Herbalife");

      WHEREAS, it is a condition to the obligation of such Indemnified Parties to purchase such equity securities that the Company enter into this Agreement for the benefit of the Indemnified Parties;

      NOW, THEREFORE, in consideration of the investment in the Company by the Indemnified Parties who are acquiring equity securities of the Company, and for other good and valuable consideration, the parties agree as follows:

      1. Indemnification. Each Indemnifying Parties agrees, jointly and severally, to indemnify and hold harmless each of the Indemnified Parties and each of their respective officers, directors, agents, employees, subsidiaries, partners, members, and controlling persons to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel and costs of investigation incurred by an Indemnified Party in connection therewith) (collectively, "Liabilities") resulting from, arising out of, or in any way related to the Merger or any other transaction or proposed transaction involving the sale or other disposition or acquisition of Herbalife and/or the business and assets of Herbalife, regardless of when or where such action is brought (including, without limitation, the action pending in Superior Court of the State of California in the County of San Francisco brought by Rosemont Associates Inc. and Joseph P. Urso against Whitney & Co., LLC, and filed as Case No. CGC-02-409712). If and to the extent that the foregoing indemnification is unenforceable for any reason, Indemnifying Parties shall make the maximum contribution to the payment and satisfaction of such Liabilities that shall be permissible under applicable law. In connection with the obligation of Indemnifying Parties to indemnify for expenses as set forth above, each Indemnifying Parties further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse, without duplication, each Indemnified Party for all such expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel and costs of investigation) incurred by such Indemnified Party as they are incurred by such Indemnified Party.

      2. Procedure. Each Indemnified Party will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Parties, notify the Indemnifying Parties in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Indemnifying Parties of any such action shall not relieve the Indemnifying Parties from any liability which it may have to such Indemnified Party unless, and only to the extent that, such omission results in the Indemnifying Parties' forfeiture of substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Indemnifying Parties of the commencement thereof, the Indemnifying Parties shall, without any reservations of rights, be entitled to assume the defense thereof at their own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Indemnifying Party's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Indemnifying Party shall not be liable for any settlement of any claim, action or proceeding effected by an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

      3. Assignability. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto. This Agreement shall be enforceable by, and shall inure to the benefit of, the parties hereto and their successors and permitted assigns, and no others.

      4. Consent to Jurisdiction and Service. Each of the parties hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts in the State of New York and the Federal court located in New York, New York in connection with any actions or proceedings brought against any of the parties (or each of them) arising out of or relating to this Agreement. In any such action or proceeding, the parties each hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process, and (iii) agree that the service thereof may be made by certified or registered first-class mail directed to such party.

      5. Modifications. This Agreement may not be altered or modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.

      6. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

      7. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement.

      8. Effective Date. This Agreement shall be and become effective and binding pursuant to its terms after execution as of the date first above written. It is understood and agreed that said date shall be the effective date even though that date may be a date other or different than the actual date of execution.

      9. New York Law to Govern. This Agreement shall be deemed and construction to be made under and shall be construed and interpreted in accordance with the laws of the State of New York. It is agreed that it is both the intent and the desire of the parties that wherever possible each provision of this Agreement shall be given a judicial construction and interpretation so as to be effective and valid under New York law, but if any provision of this Agreement shall be construed or prohibited by or determined invalid under the laws of the State of New York, such provision shall be ineffective to the extent of such prohibition or invalidity only, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      10. Counterparts. This Agreement may be executed simultaneously or otherwise in one or more identical counterparts, each of which shall be deemed and construed as an original, and all of which shall be construed together to constitute one and the same document. Confidentiality. The existence, content and terms of this Agreement are and shall remain confidential and shall not be disclosed by any party to any third party without the prior consent of the other parties, except to the extent required: (i) to enforce its terms in a court of law; or (ii) by subpoena from any third party, provided, however, that Indemnified Party shall be afforded notice of any such subpoena and an opportunity to quash it.

      IN WITNESS WHEREOF, the parties have executed this Indemnity Agreement or caused the same to be executed by their duly authorized representatives, as of the date first hereinabove.

WH HOLDINGS (CAYMAN ISLANDS) LTD.

By:      /s/ Steven E. Rodgers
         ------------------------------------
         Name:  Steven E. Rodgers
         Title:  President

WH ACQUISITION CORP.

By:      /s/ Steven E. Rodgers
         ------------------------------------
         Name:  Steven E. Rodgers
         Title:  President

WH INVESTMENTS LTD.

By:      /s/ Steven E. Rodgers
         ------------------------------------
         Name:  Steven E. Rodgers
         Title:  President

WHITNEY & CO., LLC

By:      /s/ Daniel J. O'Brien
         ------------------------------------
         Name:  Daniel J. O'Brien
         Title:    Partner

WHITNEY V. L.P.
BY:  WHITNEY EQUITY PARTNERS V, LLC
         ITS GENERAL PARTNER

By:      /s/ Daniel J. O'Brien
         ------------------------------------
         Name:  Daniel J. O'Brien
         Title:     Managing Member

WHITNEY STRATEGIC PARTNERS V, L.P.

BY:  WHITNEY EQUITY PARTNERS V, LLC
        ITS GENERAL PARTNER

By:      /s/ Daniel J. O'Brien
         ------------------------------------
         Name:  Daniel J.O'Brien
         Title:       Managing Member

CCG ADMINISTRATION, L.L.C.
CCG INVESTMENTS (BVI), L.P.
CCG ASSOCIATES - QP, LLC
CCG ASSOCIATES - AI, LLC
CCG INVESTMENT FUND - AI, LP
CCG AV, LLC - SERIES C
CCG AV, LLC  - SERIES E


By:      Golden Gate Capital Management, L.L.C.
Its:     Authorized Representative



By:      /s/  Jesse Rogers
         --------------------------------------
Name:    Jesse Rogers
         --------------------------------------
Its:     Managing Director